APTUS, CORP.

                         CERTIFICATE OF AMENDMENT NO. 2
                                       OF
                           CERTFICATE OF INCORPORATION


         Pursuant to Section 242 of the Delaware Corporation Law (the "DGCL"), Aptus, Corp., a Delaware corporation (the "Corporation"), hereby certifies as follows:

1. The Certificate of Incorporation of the Corporation is hereby amended in the following manner:

                  Article Five of the Corporation's Certificate of incorporation is hereby amended to include:

                                  ARTICLE FIVE

                                     SHARES

         The total number of shares of stock which the Corporation shall have authority to issue is 275,000,000 shares, consisting of 250,000,000 shares of Common Stock having a par value of $.001 per share, 5,000,000 shares of Class A Common Stock having a par value of $.00l and 10,000,000 shares of Class A Preferred Stock having a par value of $.001 per share and 10,000,000 shares of Class B Preferred Stock having a par value of $.001 per share.

         The Board of Directors is authorized to provide for the issuance of the shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

         A. The number of shares constituting that series and the distinctive designation of that series;

         B. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on share of that series;

         C. Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

         D. Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

         E. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

         F. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

         G. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

         H. Any other relative rights, preferences and limitations of that series.

         CLASS A COMMON STOCK.

                  The Class A Common Stock shall be non-assessable and shall not have cumulative voting rights or pre-emptive rights. In addition, the Class A Common Stock shall have the following powers, preferences, rights, qualifications, limitations and restrictions:

                  (a) The holders of Class A Common Stock shall have one hundred
         (100) votes for each share of Class A Common Stock, on all matters submitted to the Corporation's shareholders.

                  (b) Each holder of record of Class A Common Stock may at any time or from time to time, in the holder's sole discretion and option, convert any whole number or all of the holder's Class A Common Stock into fully paid and nonassessable Common Stock at the rate (subject to adjustment as provided below) of one share of Common Stock for each share of Class A Common Stock surrendered for conversion;

                  (c) The conversion of Class A Common Stock into Common Stock may be effected by any holder of Class A Common Stock surrendering the holder's certificate or certificates for the Class A Common Stock to be converted, duly endorsed, at the office of the Corporation or any transfer agent for the Class A Common Stock, together with a written notice to the Corporation that the holder elects to convert all or a specified number of shares of Class A Common Stock and stating the name or names in which the holder desires the certificate or certificates for the Class A Common Stock to be issued. The Corporation shall immediately issue and deliver to the holder or the holder's nominee or nominees, a certificate or certificates for the number of Common Stock to which the holder shall be entitled. The conversion shall be deemed to have been made at the close of business on the date of the surrender and the person or persons entitled to receive the Common Stock issuable on the conversion shall be treated for all purposes as the record holder or holders of those shares of Common Stock on that date;


                  (d) The number of shares of Common Stock into which the Class A Common Stock may be converted shall be subject to adjustment from time to time in the event of any capital reorganization, reclassification of the stock of the Corporation, consolidation or merger of the Corporation with or without another corporation or sale or conveyance of all or substantially all of the assets of the Corporation to another corporation or other entity or person. Each share of Class A Common Stock shall subsequently be convertible into the kind and amount of securities or other assets, or both, as are issuable or distributable in respect of the number of shares of Common Stock into which each share of Class A Common Stock is convertible immediately prior to the reorganization, reclassification, consolidation, merger, sale or conveyance. In those cases, appropriate adjustments shall be made by the Board of Directors of the Corporation in the application of the provisions set forth in this article with respect to the rights and interests of the holders of Class A Common Stock, to the end that the provisions (including provisions for adjustment of the conversion rate) shall be applicable, as nearly as reasonably may be, in relation to any securities or other assets deliverable on conversion of the Class A Common Stock;

                  (f) No fraction of a share of Common Stock shall be issued on conversion of any Class A Common Stock but, in lieu of issuance of a fractional share of Common Stock, the Corporation shall pay in cash for the fractional share the pro rata fair market value of the fraction. The fair market value shall be based, in the case of publicly traded securities, on the last sale price for the securities on the business day next prior to the date the fair market value is to be determined (or, in the event no sale is made on that day, the average of the closing bid and asked prices for that day on the principal stock exchange on which Common Stock are traded or, if the Common Stock is not then listed on any national securities exchange, the average of the closing bid and asked prices for that day quoted by the NASDAQ System) or, in the case of other property, the fair market value on the day determined by a qualified independent appraiser expert in evaluating the property and appointed by the Board of Directors of the Corporation. The determination of fair market value shall be final and binding on the Corporation and on each holder of Class A Common Stock or Common Stock;

                  (g) The Corporation shall at all times reserve and keep available out of the authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the outstanding Class A Common Stock, the number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Class A Common Stock and if, at any time, the number of shares of authorized and unissued Common Stock shall not be sufficient to effect conversion of the then outstanding Class A Common Stock, the Corporation shall take the corporate action necessary to increase the number of authorized and unissued shares of Common Stock to the number sufficient for those purposes;

                  (h) Holders of Class A Common Stock shall not be entitled to share in cash dividends declared by the Company;

                  (i) Holders of Class A Common Stock shall be entitled to share in dividends declared in stock or other property of the Company without distinction as to class and on the same basis as holders of Common Stock in accordance with subparagraph (2) of Paragraph (b) of this
         Article V;

                  (j) All shares of Class A Common Stock held by a holder, shall automatically be converted into shares of Common Stock upon the death of such holder.

2. In accordance with Section 141 of the DGCL, the Board of Directors of the Corporation has duly adopted resolutions setting forth said amendment, declaring said amendment to be advisable and in the best interests of the Corporation and calling for the submission of said amendment to the stockholders of the Corporation for consideration thereof.

3. In accordance with Section 228(a) of the DGCL, the stockholders of the Corporation have duly adopted said amendment.


      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed as the 16th day of December 2003.



                                            Aptus, Corp.



                             By:/s/ M. Carroll Benton
                             ------------------------
                             M. Carroll Benton
                             Secretary and Treasurer